LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made this ____ day of _________, 20__ by and between California Gold Corp., a Nevada corporation (“Borrower”) with a principal place of business at 6830 Elm Street, McLean, VA 22101, and _________________ (“Lender”), an individual with a residence at _____________________________________________________.

WITNESSETH:

WHEREAS, to provide Borrower with sufficient working capital to enable Borrower to fulfill its accounting obligations incident to its business, Lender has agreed to provide Borrower with a temporary loan in the principal amount of $_______.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, agree as follows:

ARTICLE I – LOAN

1.1. Loan. Lender agrees, on the terms and conditions of this Agreement, to make a loan to Borrower in the amount of ________________________ Dollars ($_______) (the “Loan”).

1.2. Interest and Repayment. The Loan shall bear interest at the rate of 10% per annum and shall be repaid in full, together with all accrued and unpaid interest, on or before ________ __, 20__.

ARTICLE II - MISCELLANEOUS

2.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

2.2. Governing Law/Venue. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements entered into and to be performed entirely within New York. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the City, County and State of New York.

2.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Borrower and the Lender.

2.5. Notices. All communications under this Agreement shall be in writing and shall be deemed to be duly given and received: (i) upon delivery if delivered personally or upon confirmed transmittal if by facsimile; (ii) on the next Business Day (as hereinafter defined) if sent by overnight courier; or (iii) four (4) Business Days after mailing if mailed by prepaid registered mail, return receipt requested, to the appropriate notice address set forth above or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which Citibank is authorized or required by law or executive order to remain closed.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Agreement as of the date first above written.

BORROWER:

CALIFORNIA GOLD CORP.

By:
Name: James Davidson
Title: President, Treasurer, Chief Executive
Officer, Chief Financial Officer and
Director

LENDER:

Name:

Schedule of Lenders

Note: For the Exhibit listed in the first column below, only the form of loan agreement has been filed as an exhibit to the Registrant's Form S-1 registration statement. This Schedule provides detail as to the actual loan agreements executed under the form filed as an exhibit and lists the material details in which each such instrument differs from the form of document filed.

Exhibit No.	Agreement	Name of Holder to Whom Instrument was Issued	Date of Agreement	Maturity Date	Amount of Note

10.9	10% Promissory Note Loan Agreement	Michael Baybak	12/10/2009	12/10/2010	$2,500
		James Davdison	12/10/2009	12/10/2010	$2,500
		Barry Honig	12/10/2009	12/10/2010	$2,500
		Gottbetter Capital Group, Inc.	12/10/2009	12/10/2010	$2,500
		Michael Baybak	3/5/2010	3/5/2011	$3,000
		James Davdison	3/5/2010	3/5/2011	$3,000
		Barry Honig	3/22/2010	3/22/2011	$3,000
		Gottbetter Capital Group, Inc.	3/23/2010	3/23/2011	$2,500